8-K January 17, 2023 NorthWestern enters an agreement to secure reliable, cost-effective energy services for Montanans

2 Forward Looking Statements Forward Looking Statements During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date hereof unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s most recent Form 10-K and 10-Q along with other public filings with the SEC. NorthWestern Corporation dba: NorthWestern Energy Ticker: NWE (Nasdaq) www.northwesternenergy.com Corporate Office 3010 West 69th Street Sioux Falls, SD 57108 (605) 978-2900 Investor Relations Officer Travis Meyer 605-978-2967 travis.meyer@northwestern.com Company Information O’Dell Creek - Madison River Valley - Montana Boulder River in Montana

NorthWestern Energy executed an agreement with Avista Corporation (Exit Agreement) for the transfer of Avista’s ownership interests in Colstrip Units 3 and 4. • Effective date of transfer: January 1, 2026 • Generating capacity: 222 MW (bringing our total ownership to 444 MW) • Transfer price: $0.00 Transaction Overview 3 • NorthWestern will be responsible for operational and capital costs after January 1, 2026. • The agreement does not require approval by the Montana Public Service Commission (MPSC). We expect to work with the MPSC in a future docket for cost recovery in 2026. • NorthWestern will have the right to exercise Avista’s vote with respect to capital expenditures1 between now and 2025 with Avista responsible for its pro rata share2. • Avista will retain its existing environmental and decommissioning obligations through life of plant. • Under the Colstrip Ownership & Operating Agreement, each of the owners will have a 90-day period in which to evaluate the transaction between NorthWestern and Avista to determine whether to exercise their respective right of first refusal. • We expect to file our Montana Integrated Resource Plan during the first quarter 2023. This transaction is expected to satisfy our capacity needs in Montana for at least the next 5 years. 1. Avista retains the vote related to remediation activities. 2. Avista bears its current project share (15%) costs through 2025, other than “Enhancement Work Costs” for which it bears a time-based pro-rata share. Enhancement Work Costs are costs that are not performed on a least-costs basis or are intended to extend the life of the facility beyond 2025. See the Exit Agreement for additional detail.

Reduces Risk • We are in a supply capacity crisis due to lack of resource adequacy, with approx. 40% of our customers’ needs on the market. This transaction will reduce our need to import expensive capacity during critical times. • Establishes clarity regarding operations past 2025 Washington state legislation deadline. • Reduces PCCAM risk sharing for customers and shareholders. Bill Headroom • Stable pricing reduces impact of market volatility and high energy prices on customers. Aligned with ‘All of the Above’ energy transition in Montana • Supports our generating portfolio that is nearly 60% carbon-free today. • Provides future opportunity at the site while supporting economic development in Montana. • Agreement considers the appropriate balance of reliability, affordability and sustainability. 4 Why Colstrip?

Why Colstrip? (Cont.) 5 Reliable • Existing resource, ready to serve our Montana customers. Avoids lengthy planning, permitting and construction of a new facility that would stretch in-service beyond 2026. • Reduces reliance on imported power and volatile markets, providing increased energy independence. • In-state and on-system asset mitigating the transmission constraints we experience importing capacity. • Adds critical long-duration, 24/7 on-demand generation necessary for balancing our existing portfolio. Affordable • 222 MW of capacity with no upfront capital costs and stable operating costs going forward. o Equivalent new build would cost in excess of $500 million. o Incremental operating costs are known and reasonable. Resulting variable generation costs represent a 90%+ discount to market prices incurred during December’s polar vortex. • In addition to no upfront capital, low and stably priced mine-mouth coal supply costs. Sustainable • We remain committed to our net zero goal by 2050. This additional capacity, with a remaining life of up to 20 years, helps bridge the interim gap and will likely lead to less carbon post 2040. • Yellowstone Generating Station is likely be our last natural gas generating resource addition necessary. • Partners are committed to evaluate non-carbon long-duration alternative resources for the site. • Keeps the existing plant open and retains its highly skilled jobs vital to the Colstrip community. • Protects existing ownership interests with an ultimate goal of majority ownership of Unit 4.

Facility Ownership Overview 6 NorthWestern is actively working with the other owners to resolve outstanding issues, including the associated pending legal proceedings. Additionally, the owners intend to pursue a mutually beneficial reallocation of megawatts between the two units that would ideally provide NorthWestern with a controlling (> 370 megawatts) share of Unit 4.

December 2022 Polar Vortex 7

Significant Capacity Retirements in the West 8 Planned coal retirements in the west exceed 20 gigawatts over the next decade resulting in worsening capacity deficits as forecasted by the Northwest Power Plan. Confirmed End-of-life Proposed Unknown 750MW